UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 7, 2016 (October 7, 2016)

Vanguard Natural Resources, LLC
(Exact name of registrant specified in its charter)

Delaware	001-33756	61-1521161
(State or Other Jurisdiction	(Commission	(IRS Employer
Of Incorporation)	File Number)	Identification No.)

5847 San Felipe, Suite 3000
Houston, TX 77057
(Address of principal executive offices, zip code)

Registrant’s telephone number, including area code: (832) 327-2255

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

oWritten communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

oSoliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

oPre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

oPre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.	Regulation FD Disclosure.
Vanguard Natural Resources, LLC (the “Company”) is making the disclosure herein of certain material non-public information (the “Management Presentation”), which was provided by the Company to certain third parties (the “Potential Financing Sources”) in connection with confidential discussions that have taken place regarding a potential refinancing and/or recapitalization of the Company’s existing capital structure. The Management Presentation was provided to the Potential Financing Sources, pursuant to the terms of non-disclosure agreements entered into with each of the Potential Financing Sources to support the parties’ due diligence processes. The discussions between the Company and the Potential Financing Sources regarding a potential transaction are ongoing. The Management Presentation is attached as Exhibit 99.1 hereto.
Any financial projections or forecasts included in the Management Presentation were not prepared with a view toward public disclosure or compliance with the published guidelines of the Securities and Exchange Commission or the guidelines established by the American Institute of Certified Public Accountants regarding projections or forecasts. The projections do not purport to present the Company’s financial condition in accordance with accounting principles generally accepted in the United States. The Company’s independent accountants have not examined, compiled or otherwise applied procedures to the projections and, accordingly, do not express an opinion or any other form of assurance with respect to the projections. The inclusion of the projections therein should not be regarded as an indication that the Company or its affiliates or representatives consider the projections to be a reliable prediction of future events, and the projections should not be relied upon as such. Neither the Company nor any of its affiliates or representatives has made or makes any representation to any person regarding the ultimate outcome of the Company’s potential refinancing or recapitalization compared to the projections, and none of them undertakes any obligation to publicly update the projections to reflect circumstances existing after the date when the projections were made or to reflect the occurrence of future events, even in the event that any or all of the assumptions underlying the projections are shown to be in error.
The information included in this Current Report on Form 8-K under Item 7.01 and Exhibit 99.1 is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to liabilities of that Section 18, unless the registrant specifically states that the information is to be considered “filed” under the Exchange Act or incorporates it by reference into a filing under the Exchange Act or the Securities Act of 1933, as amended.
Cautionary Note Regarding Forward-Looking Statements
This Form 8-K and the related exhibits contain forward-looking statements under the federal securities laws. These statements, including those relating to the intent, beliefs, plans or expectations of the Company are based upon current expectations and are subject to a number of risks, uncertainties and assumptions. It is not possible to predict or identify all such factors and the following list should not be considered a complete statement of all potential risks and uncertainties relating to the potential refinancing and recapitalization of the Company, including, but not limited to (i) the ability of the Company and its subsidiaries to negotiate, develop, confirm and consummate a plan of refinancing or recapitalization; (ii) the potential adverse effects of the potential refinancing or recapitalization on the Company’s liquidity or results of operations; (iii) increased advisory costs to execute the Company’s potential refinancing or recapitalization; (iv) the uncertainty that the potential refinancing or recapitalization will have on the market for the Company’s publicly traded securities; and (v) other risks and uncertainties. These risks and uncertainties could cause actual results to differ materially from those described in the forward-looking statements. For a more detailed discussion of risk factors, please see Part II, Item 1A, “Risk Factors” of the Company’s Quarterly Report on Form 10-Q for the six months ended June 30, 2016, and Part I, Item 1A, “Risk Factors” of the Company’s Annual Report on Form 10-K for the year ended 2015 for more information. The Company assumes no obligation and expressly disclaims any duty to update the information contained herein except as required by law.
Item 9.01 Financial Statements and Exhibits.

 (d)    Exhibits. The following exhibits are filed as part of this Current Report on Form 8-K:

Exhibit No.	Description
99.1	Management Presentation, dated October 7, 2016.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VANGUARD NATURAL RESOURCES, LLC

Dated: October 7, 2016	By:	/s/ Richard A. Robert
	Name:	Richard A. Robert
	Title:	Executive Vice President and Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)

EXHIBIT INDEX

Exhibit No.	Description
99.1	Management Presentation, dated October 7, 2016.